UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2024

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marine Plaza, Suite 305A North Bergen, New Jersey	04047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 369-9696

26565 Agoura Road, Suite 200, Calabasas, California 91302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Conveyance Agreement. On March 14, 2024, Resonate Blends, Inc., a Nevada corporation (the “Company”), entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiary (the “Conveyance Agreement”) with two of its then-wholly-owned subsidiaries, Resonate Blends, LLC, a California limited liability company, and Entourage Labs, LLC, a California limited liability company (collectively, Resonate Blends, LLC and Entourage Labs, LLC are referred to as the “Subsidiary”), and one of its former directors, Geoffrey Selzer (“Selzer”). Pursuant to the Conveyance Agreement, the Company assigned its ownership in the Subsidiary to Selzer. In consideration of the Company’s assignment of the Subsidiary, Selzer (a) assumed and agreed to pay, perform and discharge, fully and completely, all liabilities of the Subsidiary, (b) indemnified the Company for any loss arising from or in connection with any of such liabilities and (c) agreed to pay the Company (i) 20% of any proceeds from the sale of the Subsidiary that occurs prior to the one-year anniversary of the Conveyance Agreement and (ii) 10% of any proceeds from the sale of the Subsidiary that occurs after the one-year anniversary and prior to the two-year anniversary of the Conveyance Agreement.

The foregoing descriptions of the Conveyance Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Conveyance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment. On March 18, 2024, the signatories to the Exchange Agreement (defined in Item 2. Completion of Acquisition or Disposition of Assets) executed and amendment (the “Amendment”), pursuant to which certain prospective parties to the Exchange Agreement were removed as such.

The foregoing description of the Amendment is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Exchange Agreement. As disclosed in the Company’s Current Reports on Form 8-K filed on February 26, 2024 (the “February 26 Current Report”), and on March 7, 2024 (the “March 7 Current Report”), on February 20, 2024, the Company entered into entered into a Share Exchange Agreement (the “Exchange Agreement”) with Emergent Health Corp., a Wyoming corporation (“EMGE”), and the holders (the “EMGE Preferred Shareholders”) of Series Class A Preferred Stock and the Series C Convertible Non-Voting Preferred Stock (collectively, the “EMGE Equity Interests”).

On March 14, 2024, the parties closed the Exchange Agreement. At the closing of the Exchange Agreement: (a) the EMGE Preferred Shareholders exchanged all of their respective EMGE Equity Interests for an equal number of shares of the Company’s to-be-designated Series F Convertible Preferred Stock that shall convert into 93% of the common stock of the Company on a fully-diluted basis (the “Series F Preferred Stock”), which shares of Series F Preferred Stock are currently issuable to the EMGE Preferred Shareholders and are to be issued upon the Company’s filing of a Certificate of Designation with the State of Nevada; (b) the Company consummated the Conveyance Agreement; and (c) all persons serving as directors and officers of the Company prior to the consummation of the Exchange Agreement resigned and appointed four new members of the Company’s Board of Directors.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement filed as Exhibit 2.1 to the February 26 Current Report and the full text of an amendment to the Exchange Agreement filed as Exhibit 2.1 to the March 7 Current Report, each of which is incorporated by reference in this Current Report.

Series F Preferred Stock. The Certificate of Designation which is to be filed to establish the Series F Preferred Stock will contain provisions providing the following rights, preferences, powers, restrictions and limitations:

Designation; Rank. The number of shares constituting the Series F Preferred Stock shall be one thousand (1,000) shares. The Series F Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

Dividends. The Holders of shares of Series F Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

Liquidation Preference.

(a)

In the event of any dissolution, liquidation or winding up of the Company (a “Liquidation”), whether voluntary or involuntary, the Holders of Series F Preferred Stock shall be entitled to participate in any distribution out of the assets of the Company in an amount equal to one thousand eight hundred ($1,800) (the “Stated Value”) for each share of Series F Preferred Stock before the holders of the common stock, par value $0.0001 per share (the “Common Stock”), and the Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series F Preferred stock shall be ratably distributed among them at the nearest amount available to the Stated Value (the “Liquidation Preference”). The Liquidation Preference is payable after all indebtedness of the Company.

(b)

A sale of all or substantially all of the Company’s assets or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company (“Change in Control”), shall not be deemed to be a Liquidation for purposes of this Designation.

Voting. The Holders of Series F Preferred Stock shall not have voting rights.

Voluntary Conversion of Series F Preferred Stock. The Holders of Series F Preferred Stock shall have conversion rights as follows:

(a)

Conversion Right. No sooner than six months from the date this designation is filed with the Nevada Secretary of state, the holders of the outstanding shares of Series F Preferred Stock may convert their holdings in Series F Preferred Stock pro rata into a total of 93% (ninety three percent) of the outstanding shares of Common Stock in the Company on a fully diluted basis, but shall be diluted with any new investments made to the Company.

(b)

Mechanics of Conversion. To effect the optional conversion of shares of Series F Preferred Stock in accordance with Section 5(a) of this Designation, any holder of record shall make a written demand for such conversion (for purposes of this Designation, a “Conversion Demand”) upon the Company at its principal executive offices setting forth therein (i) the certificate or certificates representing such shares, and (ii) the proposed date of such conversion, which shall be a business day not less than fifteen (15) nor more than thirty (30) days after the date of such Conversion Demand (for purposes of this Designation, the “Optional Conversion Date”). Within five days of receipt of the Conversion Demand, the Company shall give written notice (for purposes of this Designation, a “Conversion Notice”) to the holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing any shares not yet tendered are to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder’s address as may be set forth in the Conversion Demand or, if not set forth therein, as it appears on the records of the stock transfer agent for the Series F Preferred Stock, if any, or, if none, of the Company. On or before the Optional Conversion Date, each holder of the Series F Preferred Stock so to be converted shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Company at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Company. As soon as practicable after the Optional Conversion Date and the surrender of the certificate or certificates representing such shares, the Company shall issue and deliver to such holder, or its nominee, at such holder’s address as it appears on the records of the stock transfer agent for the Series F Preferred Stock, if any, or, if none, of the Company, a certificate or certificates for the number of whole shares of common stock issuable upon such conversion in accordance with the provisions hereof.

Mandatory Conversion of Series F Preferred Stock. The holders of Series F Preferred Stock shall convert their shares into common stock as follows:

(a)

Automatic Conversion. Subject to the provisions of this Section 6, in the event the Company shall uplist to a national exchange, the outstanding shares of Series F Preferred Stock shall automatically convert pro rata into a total of 93% (ninety three percent) of the outstanding shares of common stock in the Company on a fully diluted basis but shall be diluted with any new investments made to the Company.

(b)	Procedures for Conversion; Effect of Conversion. As of the occurrence of the uplisting in Section 6(a), all outstanding Shares of Series F Preferred Stock shall be converted into the number of shares of common stock calculated pursuant to Section 6(a) without any further action by the relevant holder of the Series F Preferred Stock. As promptly as practicable following such event (but in any event within five (5) days thereafter), the Company shall send each holder of shares of Series F Preferred Stock written notice of such event. Upon receipt of such notice, each holder shall surrender to the Company the certificate or certificates representing the shares being converted, duly assigned, or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. Upon the surrender of such certificate(s) and accompanying materials, the Company shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of common stock (including any fractional share rounded up) to which such holder shall be entitled upon conversion of the applicable shares of Series F Preferred Stock. All shares of common stock issued hereunder by the Company shall be duly and validly issued, fully paid, and nonassessable, free and clear of all encumbrances with respect to the issuance thereof.

Provisions pertaining to both a Voluntary Conversion and a Mandatory Conversion. The following provisions shall apply to both Voluntary Conversion and Mandatory Conversion:

(a)	No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series F Preferred Stock. In lieu of any fractional share to which the Holder would be entitled based on the number of shares of Series F Preferred Stock held by such Holder, the Company shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be paid to any Holder of Series F Preferred Stock by the Company upon conversion of the Series F Preferred Stock.

(b)	Reservation of Stock. The Company shall, at six months from the date the Designation is filed with the State of Nevada, take all necessary states to reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series F Preferred Stock. If at six months from the date the Designation if filed with the State of Nevada the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(c)	Issue Taxes. The converting Holder shall pay any and all issue and other non-income taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series F Preferred Stock.

Information Concerning EMGE

The business plan and operations of EMGE now represent the entirety of the Company’s business operations. In this section, references to “the Company,” “our company,” “ours,” “us,” “we” and similar words are to Resonate Blends, Inc., EMGE and the subsidiaries of EMGE. The information below includes historical information about EMGE.

Overview

Our company engages in the discovery, development and marketing of products designed to better mankind. We believe we are positioning our company as a leader in the field of Regenerative Medicine defined by the National Institute of Health using nutritionally designed products. Intended products are to be marketed under third-party label exemptions. We are focusing our current efforts on marketing licensed patent-pending natural stem cell mobilizing agents capable of enhancing each individual’s ability to mobilize their own adult stem cells from their bone marrow. Also, we are licensed under a patent-pending application to market a dual acting all natural diet aid designed to help control hunger through normal body signals to the brain and stomach. Products are being developed for consumer and professional markets. Research and development activities center on exploring other areas, such as Secretogues that can naturally enhance a person’s own growth hormone production and similar all natural bioactive formulations to enhance human performance safely, ethically, legally and utilizing known body mechanisms without the use of drugs.

In furtherance of our growth strategy, in December 28, 2021, we acquired PharmaZu Corp., a pure play, e-commerce products and service provider focused on the pet pharmacy, veterinary telehealth and pet wellness businesses.

In August 2022, we acquired the assets and approximately $4,270,000 of current liabilities of Regen Biowellness, Inc., a distributor of various products in the plant-based and regenerative medical fields. Pursuant to this transaction, we became controlling shareholder of Cannagistics, Inc., a publicly traded company under the symbol “CNGT.”

Also in August 2022, we acquired Evolutionary Biologics, Inc., a new kind of biologics company founded for a clear purpose: to bring cutting-edge regenerative products to the medical community. Evolutionary Biologics Inc., or Evolutionary, is organized under the laws of the state of Delaware on September 23, 2021, manufactures biological products that create external beauty while also helping to maintain internal wellness.

Nanosthetic Laboratories will be our federally compliant pharmaceutical grade laboratory where our biologic products will be manufactured. Nanosthetic Laboratories expects to launch a first-of-its-kind cosmetic product in the second half of 2023.

By owning our own manufacturing (Nanosthetics) we will dramatically reduce the cost of goods. This will help us be profitable from day one. We will also create synergies in many back room and front facing parts of the five companies that will result in long-term savings all around. We are confident we can achieve these results because of the high level of confidence we have in our veteran management team, which collectively has over a hundred years of experience running companies of all sizes.

Acquisition of Apollo Biowellness, Inc.

In August 2023, we acquired Apollo Biowellness, Inc. and its letter of intent to acquire Juventix Regenerative Medical, LLC of Florida (“Juventix”) and Integrative Practice Solutions, LLC, of Florida (“IPS”). Apollo also has a division by the name of Maximus Men’s Health and plans to start its own laboratory with the name Nanosthetic.

Apollo Biowellness represents the consolidation of five cutting-edge companies (one of which, Evolutionary Biologics, Inc., is already a subsidiary of Emergent Health Corp.) operating in the regenerative medicine industry, each of them complimentary to one another, all having unique offerings or capabilities. The result is a new, vertically integrated player in the regenerative wellness category. By focusing on the three largest segments of the regenerative medicine market, we are positioned to become a leader in the fields of musculoskeletal care, wound healing and dermatology.

Apollo will, when its planned acquisitions of Juventix and IPS are completed, operate the following businesses through its subsidiaries:

● Integrative Practice Solutions, LLC, or IPS, organized under the laws of the state of Florida, engaged in licensing of The Advanced Arthritis Relief Protocol™, sale and distribution of medical devices, clinical training, and medical integration services. IPS is established as a leader in the non-surgical outpatient treatment of Osteoarthritis. It has developed America’s largest osteoarthritis treatment network with 200 licensed clinics in 37 states. With its highly profitable, disruptive technology, IPS has carved out a niche for its services that leaves it open to very limited competition;

● MAXIMUS Men’s Health, or Maximus, organized under the laws of the state of Delaware, focusing on solutions for the modern health focused male. The combination of osteoarthritis treatments, with PRP, and new age biologic products has enabled us to create treatments for uniquely male problems such as sports injuries, hair loss, erectile dysfunction, and testosterone replacement under Maximus.

● Juventix Regenerative Medical, LLC, organized under the laws of the state of Florida, is our state-of-the-art Platelet-Rich Plasma, or PRP, offering. We have created a futuristic processing procedure that sets Juventix apart from all competition in the PRP world. This world-class PRP offering allows us to have a door opener which “starts the conversation” with doctors interested in regenerative medicine.

Our Acquired Companies are expected to have a large, seasoned base of established customers.

IPS features 221 current licensees of its patented Advanced Arthritis Relief Protocol™, in 35 states. Additionally, IPS sells unloading knee braces, medical supplies, and other consumables to a total of 468 past and current customers. Juventix supplies PRP blood processing kits, medical devices, and supplies to over 500 healthcare clinics in the Shared States, as well as limited distribution internally (primarily in the Middle East).

Juventix and our already owned subsidiary, Evolutionary Biologics sell biologic products to doctors in many fields. Both companies utilize 1099 sales representatives to call directly on the doctors who are potential customers.

Facilities and Properties. Emergent, Apollo and Evolutionary Biologics are Headquartered in New York City at 519 Eighth Avenue. Juventix and IPS are from Tampa, Florida. We believe that our office spaces are sufficient for our current needs. We do not own any real property.

Production Process. Evolutionary Biologics has been using third party Laboratories to produce and distribute its products. Nanosthetic Labs intends to begin producing and shipping Evolutionary Biologics products in the near future. Juventix and IPS products are kitted in a facility near Tampa, Florida.

Distribution. Juventix and IPS utilize a third-party logistics company, BioSafe Supplies, LLC to stock and ship their various medical devices and other products to their wholesale clients nationwide, and abroad. BioSafe Supplies, LLC is conveniently located at: 9436 Southridge Park Ct #400, Orlando, FL 32819

Industry

According to The Global Wellness Institute, the global wellness market is currently valued at $4.5 trillion dollars in size.(1) It is one of the largest and fastest-growing categories in consumer spending. Regenerative medicine (a subcategory of global wellness) was valued at $20.04 billion in 2021 and is predicted to be worth around $125.4 billion by 2030 with a compound annual growth rate (CAGR) of 16.2% from 2022 to 2030, according to Precedence Research, Co.. By product, the cell therapy segment generated the highest revenue share of around 57.7% in 2021, with around half of all revenue generated in North America.(2) The categories that we are focused on are the three fastest-growing categories in regenerative medicine, according to Precedence Research, Co.:

● The musculoskeletal segment was worth around $ 4,053.1 million in 2020 and is growing at a CAGR of 22.5% from 2022 to 2030;

● The wound healing segment was estimated at $3,461 million in 2020 and growing at a CAGR of 23.2% over the forecast period 2022 to 2030; and

● The dermatology segment was valued at $788.1 million in 2020 and growing at a CAGR of 22.1% over the forecast period 2022 to 2030.

The other aspects of this industry that are positive signs for us are the aging population of the world, consumers overwhelming desire to spend money on “looking better,” the fight against “osteoarthritis” and “the wound market.”

● Centers for Disease Control and Prevention (CDC) estimates that 1 in 4 (or 54.4 million) US adults have some form of arthritis, a figure that is projected to reach 78 million by the year 2040.

● Osteoarthritis (OA) is the 3rd fastest growing condition in the US (75%, behind only diabetes (135%) and dementia (84%), according to the Osteoarthritis Research Society International.(3)

● 73.5 million American’s suffer from a mobility limiting disease, the most common Osteoarthritis accounts for 32.5 million, according to The Centers for Disease Control and Prevention (CDC).(4)

● The largest growing segment of the US population is presently the 85+ age group, according to Transgenerational Design Matters.(5)

● Fifty-six cents of every dollar spent in the Shared States in 2018 came from someone 50 or older, according to The American Association of Retired Persons (AARP). In 2050, that number is projected to be 61 cents of every dollar.(6)

● Training Drive Utilization: More than 26,000 US physicians have been certified in regenerative aesthetics by the American Academy of Anti-Aging Medicine, and more than 10,000 by the American Cosmetic Cellular Medicine Association.

● Revenue in the Beauty & Personal Care market amounts to US $91.4 bn in 2023. The market is expected to grow annually by 2.69% from 2023 to 2027, according to Statistia.(7)

● 1.68 million Americans spent $500 or more on a 90-day supply of skin care products in 2020, according to Statistia.(8)

● Women who routinely spend money on their appearance will spend a quarter of a million dollars ($3,756 year, $313 month) throughout their lifetime vs. $175,680 ($2,928 year, $244 month) for men who send that they do the same, according to a recent editorial article by SWNS Digital.(9)

● The global platelet-rich plasma market size was valued at USD 546.6 million in 2021 and is expected to expand at a compound annual growth rate (CAGR) of 15.11% from 2022 to 2030, according to Grand View Research.(10)

● In the Shared States -2% of the total population is estimated to be affected by chronic wounds, according to Human Wounds and Its Burden: An Updated Compendium of Estimates. Adv Wound Care.(11)

● The advanced wound care market targeting surgical wounds and chronic ulcers is expected to exceed $22 billion by 2024.(11)

Evolutionary Biologics, Inc.

Established in September 2022, Evolutionary is a cutting-edge biotech company with a sophisticated branding and marketing suite. Evolutionary’s products are manufactured at a cGMP-compliant FDA Certified lab using clean rooms and ISO3 and ISO7 technology and produced by highly trained scientists and engineers. As a result, we have total control over all the steps involved in our product development process to achieve high safety, purity, potency, viability, and reproducibility. Our targets of opportunities have a wide range of call points ranging from clinics and doctors specializing in internal wellness and external beauty. Evolutionary also offers turnkey private-label opportunities for topical cosmetic biologics, regenerative skin care, and hair care products for scale, making us a unique full-service biotech company.

Evolutionary’s main products are:

● EvoGro - A multi-billion cell count exosomal suspension produced from Wharton’s Jelly (WJ) derived Mesynchemal Stem Cells (MSCs). This product is uniquely positioned for clinical utilization in hair restoration applications.

● ExoElixir - A multi-billion cell count dermal fibroblast exosomes suspension enhanced with a proprietary blend of seven (7) natural ingredients that support the repair and overall health of skin tissue.

● EvoJel - An ultra-pure and highly concentrated preparation of Wharton’s Jelly (WJ) derived Mesenchymal Stem Cells (MSCs).

● EvoHybrid - The only current commercially available combination solution of Wharton’s Jelly (WJ) derived Mesenchymal Stem Cells (MSCs) and amniotic fluid. This is a filtered product, which allows for the safe administration via intravenous (IV) delivery.

● EvoMSC - A multi-billion cell count suspension of Wharton’s Jelly (WJ) derived Mesynchemal Stem Cells (MSCs).

● ExoRNA - An ultra-high concentrate of pure exosomes produced from Wharton’s Jelly (WJ) derived Mesenchymal Stem Cells (MSCs). This product is a rare prepartion of exosomes that is highly-filtered and deemed safe for administration via intravenous (IV) delivery.

Juventix Regenerative Medical, LLC

Juventix, an FDA-registered establishment, is a leading innovator in the field of regenerative medicine, dedicated to providing effective, efficient, and safe therapeutic solutions. Harnessing the power of our proprietary technology, we have achieved FDA 510(k) clearance for our groundbreaking medical device, specifically designed for the swift preparation of PRP from a patient’s own blood sample.

Our robust distribution network spans across the Shared States, propelled by a team of independent medical sales representatives and distributors, as well as a highly effective direct B2B marketing strategy. This infrastructure enables us to consistently deliver our high-quality products and services to healthcare providers nationwide.

Juventix is a powerhouse of innovation, holding multiple patents in regenerative medical devices and technology. Our commitment to research and development is unwavering, and our intellectual property portfolio continues to grow, underscoring our position at the forefront of medical advancements.

As a part of our comprehensive offering, we also privately label our line of PRP kits and accessories. Our custom solutions cater to the unique needs of celebrity physicians domestically and support our international distribution partners in extending our reach globally.

At Juventix Regenerative Medical, we combine cutting-edge technology, regulatory compliance, and strategic partnerships to shape the future of regenerative medicine, through our main product lines:

● PRP Processing Devices: Juventix manufactures and distributes an FDA 510(k) cleared medical device for the processing of autologous human blood that concentrates the platelets, plasma, and other regenerative components of the donor sample for use in various clinical applications to restore damaged tissue. Juventix also manufactures and distributes variations of this device in sizes ranging from 10ml to 30ml formats, and with certain enhancements such as Biotin (B7) to enhance follicle dynamics in the application of hair restoration, and Non-Cross Linked Hyaluronic Acid for use in the application of facial filler;

● Centrifuges: Juventix manufactures and distributes various platforms of centrifugation devices for the processing of fluid tissue samples;

● Blood Processing Devices: Juventix manufactures and distributes a patented plasma bio-incubator that activates blood platelets forming a fibrin matrix known as Platelet-Rich-Fibrin (PRF) in an FDA compliant fashion. Juventix also manufactures and distributes a patented LED photo-activator that modulates cellular expression in autologous blood plasma samples, enhancing cellular function and clinical efficacy;

● Light Therapy Devices: Juventix manufactures and distributes the DermaMend™ Low-Level Light Therapy (LLLT) device for use in the outpatient clinical setting;

● Microneedling Devices & Accessories: Juventix distributes the Dr. Pen Ultima A6 handheld microneedling device, and various accessories such as needle cartridges; and

● Clinical Training: Juventix conducts live clinical training events to enhance clinical/procedural knowledge of its customers and perspective customers in an effort to further drive product utilization in the field.

Integrative Practice Solutions, LLC (IPS)

IPS is a leading innovator in the outpatient healthcare space, specializing in non-surgical solutions for Osteoarthritis of the knees. As the parent licensor of The Advanced Arthritis Relief Protocol (AARP) program, IPS has revolutionized the approach to treating this debilitating condition.

Through IPS, we are proud to offer the AARP program, a revolutionary process that provides clinically proven, evidence-based, relief for Osteoarthritis of the knees without the need for surgery. The AARP program utilizes a simple outpatient injection procedure augmented by our proprietary unloading knee brace and specialized home exercise protocol. With years of research and development, our program has proven to be a game-changer, improving the lives of tens of thousands of patients suffering from knee pain and limited mobility nationwide through our network of hundreds of licensed healthcare clinics. Our extensive licensee base is a testament to the efficacy and widespread adoption of the AARP program within the medical community.

IPS boasts a robust domestic distribution system in the USA, ensuring that the AARP program reaches those in need across the nation. Our dedicated team of independent medical sales representatives and distributors work tirelessly in the field to ensure that healthcare providers have easy access to our innovative solutions.

IPS’ main products are:

● Licensing & Training: IPS is the parent licensor of The Advanced Arthritis Relief Protocol™, a patented process for the non-surgical treatment for Osteoarthritis of the knee, utilized by hundreds of medical clinics in the majority of US states, which has been successfully delivered to hundreds of thousands of patients nationwide;

● Fluoroscopes: IPS is a nationwide licensed distributor for Orthoscan (a division of Ziehm), and is the leading performer by volume of the Mobile DI, a combination portable digital x-ray and fluoroscopy Share. Additionally, IPS resells various pre-owned medical imaging devices, such as the Hologic Insight 2 video fluoroscope;

● Hyaluronic Acid Medications: IPS operates a Group Purchasing Organization (GPO) for its members nationwide and is a top-performing administrative partner of Fidia Pharmaceuticals, specifically of Hyalgan, the nation’s first FDA cleared viscosupplement;

● Durable Medical Equipment (DME): IPS manufactures and distributes a patent-pending unloading knee brace, the IPS OAide 3000. This device is an integral component of The Advanced Arthritis Relief Protocol™, a patented process for the non-surgical treatment for Osteoarthritis of the knee;

● Medical Supplies: IPS manufactures and distributes various medical consumable supplies commonly used in the delivery of The Advanced Arthritis Relief Protocol™, including but not limited to leur-lock syringes of various sizes, leur-lock needles of various sizes, sterile gauze and other dressings, anesthetics and analgesics; and

● Medical Procedure Chairs: IPS is a nationwide licensed distributor of the MediLuxe line of motorized procedure chairs and tables.

Nanosthetic Cosmetic Labs

We expect to launch our own Biologic Lab, enabling the company to be vertically integrated from the lab to the end user. We believe that Nanosthetic will allow us to dramatically reduce our cost of goods sold. In addition, through Nanosthetic we will continue to research and develop our proprietary intellectual property, which has been researched and developed over the past ten years by top regenerative therapy scientists, and include the production of a next-generation cosmetic that will be marketed and distributed following the guidelines of the Federal Food, Drug, and Cosmetic Act (FD&C Act).

The product (article) would be distributed to end users, who could either apply directly or can formulate into a base, mask, etc., and apply directly upon the skin. It will be labeled as its intended use, as beautifying or enhancing the skin appearance and promoting healthier-looking skin. The product will be manufactured in full compliance with the CFR (Code of Federal Regulations), which will allow us to file an IND for additional use, in the future. We intend to manufacture the product in an ISO 5 biosafety cabinet designed to be manufactured under the USP 797 requirements.

Phase 2 would be to file an Investigational New Drug (IND) for the key ingredient for applications including improving skin texture, hair growth, and other aesthetic uses. Ultimately, we would pursue the regulatory path for joint, soft tissue, erectile dysfunction, and IV use as a longer-term play since these INDs would take more time and resources.

We are exploring several strategic partnerships for distribution including top cosmetic formulators, creating an extensive distribution network in the USA and Internationally.

Maximus Men’s Health

We intend to roll out a state-of-the-art “Regenerative Men’s Health Vertical” called “Maximus Men’s Health.” With the combination of world-class biologic products with a best-selling PRP offering and our expertise in the treatment of sports injuries and arthritis, we have the nucleus for a new brand in the regenerative treatment market for men. We are aligned with several former professional athletes who give us a high level of credibility in the treatment of sports injuries and peak performance training for men.

● Sports injuries: our portfolio of sports injuries products gives us a 360-degree answer to the non-surgical treatment of sports injuries as well as arthritis in older men.

● Hair loss and care: Maximus will offer all forms of hair replacement, surgical and non-surgical. We also intend to develop a line of Men’s Hair Care products under the Maximus brand. The products will be designed to prevent hair loss and promote new hair growth using new age biological technology. Maximus will also manufacture a natural supplement which will promote fuller, faster-growing hair.

● Facial resurfacing and regenerative aesthetics: Maximus will become the trusted leader in men’s facial treatment. From a new age Men’s Skin Care product to biologic products that dramatically reduce downtime associated with in office facial treatments. We intend to become synonymous with “Men’s Regenerative Aesthetics”, as our products contain over 300 growth factors and 30 forms of collagen to offer superior healing and regenerative benefits.

● Testosterone Replacement: MAXIMUS intends to create a bioidentical hormone replacement product as well as a biologic product that will boost testosterone production and increase energy levels as well. We will simultaneously develop a supplement that will boost your body performance, as well as increase your virility and sex drive.

● Erectile dysfunction: with access to the best biologic products as well as an industry-leading PRP offering, Maximus intends to offer a one-stop shop for the successful treatment of erectile dysfunction.

● Male longevity: Maximus biological products repair bodies and change lives. The MAXIMUS MSC exosome product helps equip the man’s body to operate as initially designed and optimize its functionality.

● Wound healing and scar revision: with the combination of PRP and our assortment of biologic treatments Maximus will become the industry leader in wound healing and scar revision. Maximus intends to offer leukocyte platelet fibrin for wound healing with its autologous platelet rich plasma for diabetic chronic wounds and ulcers using a FDA-cleared device, which treatment is currently covered by Medicare. Our MSC Exosomes promote reconstruction in cutaneous wound repair by regulating collagen ratios and fibroblast differentiation to mitigate scar formation.

Our Strengths

Management believes the following strengths will contribute to our success:

● Each of our Acquired Companies has a mature customer base, sizable and experienced sales force with demonstrated success nationwide, and carry no debt or long-term liabilities. Additionally, these companies have established substantial goodwill and brand recognition within the US Healthcare industry and have no record of litigation or other adverse public events.

● Over 200 years of experience in brand building.

● Extensive resources and relationships within the health and wellness industry, along with strategic partnerships.

● Successful Management of companies of all sizes, excelling in financial management, and revenue development.

● Experience developing strong “C Level” Management Teams.

Our Strategy

Our goal is to continue building a differentiated, global “biowellness” company by creating, developing and commercializing transformative medicines for general public. We aim to be an industry leader in regenerative medicine. The key elements of our strategy include:

● Efficiently advance our lead product candidates, Human Cellular Facial Rejuvenation Cream and Hyaluronic Acid Viscosupplement.

● Maximize the potential of our portfolio through strategic partnerships in order to access promising therapies for use in combination with our product candidates.

● Commercialize our product candidates, if approved, either alone or in partnership with others, to bring new medicines to underserved patient populations using a focused and efficient approach.

● Deploy our value-driven approach to identifying, creating and developing new medicines to further expand our products in our current focus areas of regenerative medicine.

● Continue to cultivate a tightly integrated network of patient advocacy groups, key opinion leaders, research institutions and healthcare providers to inform our approach to developing therapies that can transform the lives of patients and their families.

Our Challenges

Our ability to execute our strategy and realize our vision is subject to risks and uncertainties that could impede our progress in the following key areas:

● Finding top-notch partners/licensees. The better the product profile and drug delivery efficiency is in humans, the easier it would be to find partners and negotiate better terms.

● The expected development and potential benefits from our products and commercial viability of the same.

● The expected timing and results of clinical studies for our products.

● Staying ahead of our competitors who have more resources and may be developing similar or competing technology.

● Having sufficient resources, including financial means, to see our research and clinical trials through to fruition.

● Maintaining our supply chain integrity to meet growing demand amid uncertain international times.

● Compliance with various domestic (FDA, SEC, FTC, etc.) and international (CE, ISO, MDSAP, etc.) agencies, and their variable regulatory standards and policies.

● Building and maintaining our network of medical sales representatives and distributors to achieve market penetration.

We also face additional challenges, risks, and uncertainties that could materially and adversely affect our business, financial condition, results of operations, and prospects. “Risk Factors” provides a more detailed discussion of the risks associated with investing in our shares.

Competition

The pharmaceutical and regenerative medicine industries are characterized by continuing technological advancement and significant competition. While we believe that our technology platforms, product candidates, know-how, experience and scientific resources provide us with competitive advantages, we face competition from major pharmaceutical and regenerative medicine companies, academic institutions, governmental agencies and public and private research institutions, among others. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. Key product features that would affect our ability to effectively compete with other therapeutics include the efficacy, safety and convenience of our products. The level of generic competition and the availability of reimbursement from government and other third-party payers will also significantly impact the pricing and competitiveness of our products. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Competitors to Evolutionary Biologics include, but are not limited to:

● Kimera Labs. - founded in Miramar Florida in 2012 Kimera Labs is biotechnology laboratory specializing in the production of MSC exosome products for scientific research and therapeutic purposes. While the company has historically offered products for clinical use, they have recently pulled back from the retail market to focus on scientific research applications, therefore minimizing their direct competition to Apollo.

● Vitti Labs. - is a tissue bank which focuses on life science research, development, and manufacturing located in Kansas City, Missouri.

● Exocel Bio - utilizes nanoparticle technology (mRNA) primarily in the application of facial aesthetics in tandem with microneedling devices and is based in Doylestown, Pennsylvania.

Competitors to Juventix include, but are not limited to:

● RegenLab is a Mont-sur-Lausanne, Switzerland based medical device manufacturing company founded in 2009. Their RegenKit™ device is a direct competitor to the Juventix Medical PRP Kit (12ml2).

● CosmoFrance - headquartered in Miami, FL manufactures and distributes various non-FDA cleared devices in the PRP & PRF space. Their ezGel system is the closest direct competitor to Juventix and its Plasma Bio-Incubator device. Cosmo France utilizes sub-standard, non-registered devices (such as an aluminum block heater, mislabeled as a plasma incubator) to compete with Juventix Regenerative Medical, and others in the PRP/PRF marketplace.

● Integrity PRP - is a PRP kit supplier & wholesaler of aesthetic supplies for PRP and PRF treatments for med spa and medical professionals located in Johns Creek, GA. Similar to CosmoFrance, this company sells unregistered non-FDA cleared products at discount prices to gain market share as a direct competitor to Juventix Regenerative Medical.

● Refine USA - located in Jacksonville Beach, Florida is the manufacturer of the Rejuvapen NXT® microneedling device, and has recently brought a private label line of PRP devices to market in the USA under the branding PureSpin PRP®.

Government Regulation

The manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our products are subject to regulation by one or more federal agencies. The most active regulation has been administered by the FDA which regulates our products pursuant to the Federal Food, Drug and Cosmetic Act (the “FDCA”) and regulations promulgated thereunder. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter drugs and prescription drugs, medical devices and cosmetics. In addition, the Federal Trade Commission (hereinafter the “FTC”) has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of dietary supplements, over the counter drugs, cosmetics and foods.

Compliance with applicable FDA and any state or local statute is critical. Although we believe that we will be in compliance with applicable statutes, there can be no assurance that, should the FDA amend its guidelines or impose more stringent interpretations of current laws or regulations, we would be able to comply with these new guidelines. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated.

Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act (hereinafter the “FTCA”). Section 5 of the FTCA prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. Section 12 of the FTCA provides that the dissemination or the causing to be disseminated of any false advertising pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the FTC’s Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all objective product claims before the claims are made. Pursuant to this FTC requirement, we are required to have adequate substantiation of all material advertising claims made for its products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. In addition, we are subject to regulation by the U.S. Food and Drug Administration (FDA) and the U.S. Department of Agriculture (USDA), state and local authorities and foreign governmental agencies. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in significant loss of sales revenues. Our failure to comply with these current and new regulations could lead to the imposition of significant penalties or claims, limit the production or marketing of any non-compliant products or advertising and could negatively impact our business.

Intellectual Property

We strive to protect the proprietary technology that we believe is important to our business, including seeking and maintaining patents and patent applications intended to cover our product candidates and compositions, their methods of use and processes for their manufacture, and any other aspects of inventions that are commercially important to the development of our business. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.

Our success will depend on our ability to obtain and maintain patent and other proprietary rights protecting our commercially important technology, inventions and know-how related to our business, defend and enforce our current and future issued patents, if any, preserve the confidentiality of our trade secrets and operate without infringing the valid and enforceable patents and proprietary rights of hird parties. We also rely on know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain our intellectual property portfolio. We seek to obtain domestic and international patent protection, and endeavor to promptly file patent applications for new commercially valuable inventions.

The patent positions of biopharmaceutical companies like us are generally uncertain and involve complex legal, scientific and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and patent scope can be reinterpreted by the courts after issuance. Moreover, many jurisdictions permit third parties to challenge issued patents in administrative proceedings, which may result in further narrowing or even cancellation of patent claims. We cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any patents, if issued, will provide sufficient protection from competitors.

We own seven active or pending trademark applications. These trademarks generally relate to medical procedures, devices and products.

●	Juventix Regenerative Medical	●	Integrative Practice Solutions (IPS)
●	VitalitySpin (Centrifuge)	●	The Advanced Arthritis Relief Protocol (AARP Program)
●	DermaMend (Laser)	●	OAide 3000 (Knee Brace)
●	Plasma Bio-Incubator

In addition to our trademarks and trade secrets, we hold several active and pending patents through USPTO as follows:

S.No	Project	Provisional Application No.	Utility Application No.	Date of Filing	Current Status
1	single hinge unloading knee brace	63220490		July 10, 2021	provisional expired
2	63220492-npa (process for producing platelet-rich fibrin matrix from platelet-rich plasma	63220492	17,861,764	July 11, 2021	Docketed New Case - Ready for Examination
3	the advanced arthritis relief protocol (aarp)	63238452		August 30, 2021	provisional
4	Juventix Biotin prp kit provisional and non-provisional patent	63229994		August 5, 2021	provisional
5	bio-incubator	63400764		August 25, 2021	Working on the draft
6	medical device and method for treatment of osteoarthritis		17,899,329	August 30, 2022	Docketed New Case - Ready for Examination
7	kit including biotin for harvesting platelet-rich plasma		17,877,268	July 29, 2022	Docketed New Case - Ready for Examination
8	device for stabilizing knee braces to reduce hip and knee pain	63/417,939		October 20, 2022
9	device and method for photoactivation of platelet-rich plasma	63/435,133	18,097,463	January 16, 2023	Application Undergoing Preexam Processing

Title	Product	Application Number	Filing Date	Patent Number	Issue Date	Status
Dietary Supplements Including Glucan and Fulvic Acid	NeuStem™	14/207,050	3/12/2014	Pending	Pending	Pending
Dietary Supplements Including Ellagitannins and Ellagic Acid	ResoluCan™	13/757,744	2/2/2013	Pending	Pending	Pending
Compositions for Producing Satiety	Hungarest®	12/710,161	2/22/2010	Pending	Pending	Pending
Anti-Aging Formulations	Infinity™ Anti-Aging, Infinity Plus™ Anti-Aging	13/723,503	12/21/2012	8,945,532		Issued
Anti-Aging Formulations	Infinity™ Anti-Aging, Infinity Plus™ Anti-Aging	13/357,280	1/24/2012	8,906,361		Issued
Formulations for Promoting Stem Cell Nutrition	JDI Multi™, Infinity™ Anti-Aging, Infinity Plus™ Anti-Aging™	13/425,563	3/21/2012	8,334,131		Issued
Topical and Transdermal Treatments Using Urea Formulation		12/290,744	11/3/2008	7,803,357		Issued
Blue-Green Algae Composition	Vita Stim, JDI Multi™	11/788,693	4/19/2007	7,473,427		Issued
Topical and Transdermal Treatments Using Urea Formulation		11/590,037	10/30/2006	7,445,783		Issued

IPS continually sources new techniques and technologies to enhance the clinical outcomes and financial viability of the Advanced Arthritis Relief Protocol™. We are currently in development of our own static-progressive knee stretch device (SPS), & Knee Arthrometer.

Juventix closely monitors the global development of regenerative products and consumer trends, and prides itself on domesticating products and services and commercializing them in a regulatorily compliant fashion. We are preparing a patent draft of our DermaMend™ (low-level-light therapy) device and are currently in development of a rapid transdermal (injection free) delivery method of biologics and drugs to the skin & scalp.

Sustainability

All packaging materials are recyclable. All subsidiaries strive to practice sustainability.

Control of Public Company

In connection with our acquisition of Regen Biowellness, we acquired 55% voting control of Cannagistics, Inc., a publicly-traded company under the symbol “CNGT.”

Current Business of Cannagistics, Inc.

Products. Through the Wholistic Company, CNGT currently has four developed products, the majority of which CNGT plans to offer at retail prices ranging from approximately $30 to $60 (excluding its veterinary and agricultural product offerings). CNGT’s currently developed products are at the stage where they are ready for production, awaiting funding for the final steps of production, such as sourcing the manufacturing, procuring the necessary ingredients, determining the quantity of each item for packaging, and setting up distribution channels. All these steps require capital. CNGT has received approval from the U.S. Food and Drug Administration (the “FDA”) for its Silverpro product’s claim, and currently has no FDA applications in process for any of our other products, but may apply at some point in the future, likely no earlier than the later part of 2022. CNGT anticipates that it may require FDA approval for its other products which are under development to the extent they qualify as “drugs” under the FCPA. Further, one of CNGT’s products, namely Canagel may qualify for exemption from FDA pre-approval in reliance in part upon FDA monograms indicating that the ingredients contained in these products are permitted and/or approved by the FDA for marketing and consumption. CNGT believes most of its products described below qualify as a potential “drug” under the FCPA and FDA rules, although other definitions may also apply to some of our products.

With respect to intellectual property rights, CNGT has patents issued for six of our products, and 15 patent applications pending, as indicated below. However, CNGT has no sales history of these products and presently lacks the capital to produce sufficient inventory and, accordingly, will be reliant upon raising additional funds to further commercialize these products. If CNGT is unable to raise sufficient funds, the production and distribution of these products may be delayed or discontinued. The following is a brief description our current products portfolio:

Products with Issued Patents.

ImmuniZin TM (Immune Booster). Some ImmunaZin Ingredients and Expectations:

● Pepsin – the main ingredient now famous for rapid recovery. CNGT takes pepsin and breaks it down into fragmented particles that are better absorbed into the digestive tract. These pepsin fragments directly modulate immune system activity by inducing potent T-cell response resulting in boosted immunity.

● Hemp seed oil helps balance healthy cholesterol levels, fights depression and anxiety, improves eye health, promotes brain health, reduces metabolic syndrome, reduces inflammation, fights autoimmune disease and mental disorders, reduces fatty liver, promotes bone and joint health and improves sleep and skin.

Irreversibly-inactivated pepsinogen fragments for modulating immune function (Immune Booster- FDA Cleared).

ImmunaZin contains an FDA approved New Dietary Ingredient (NDI), and the NDI # is 1140.

Patent No. US 8,309,072

Patent Issued: November 13, 2012

Patent Expires: June 18, 2029

Canagel ® - (Anhydrous Hydrogel Composition and delivery system). Patented Full Spectrum Phytocannabinoid delivery with FDA approved pain claim. The one and only FDA-approved pain claim in the market for an oral CBD product. Using an FDA approved monogram by including menthol. Because this product contains CBD, CNGT does not currently market and sell this product at this time.

CNGT has Exclusive World-wide access to Patent No. US 9839693 B2

Patent Issued: December 4, 2018

Patent Expires: December 8, 2037

Pending Patent Applications.

Veterinary Cannabinoid and Menthol Compositions and Methods

Application No. 16/419,392; International Application PCT/US2019/048695

Cannabinoid and Menthol Compositions and Methods

US Application No. 16/419,336; International Application PCT/US2019/048691

Thin Film Toothpaste Strip, European Application

Product Name: KidzStrips ®

Thin Film Toothpaste Strip, Eurasian Application

Product Name: KidzStrips ®

Fertilizer

Product Name: HydroSoil ®

Water retaining Hemp enhanced fertilizer, water plant once every two weeks

Inactivated Pepsin Fragment (IPF) and Full Spectrum Cannabidiol (CBD) Compositions and Methods

Skin Cream

Relates to compositions and methods for the prevention and treatment of skin disorders and for the rejuvenation of the skin. In particular, the application describes topical compositions and methods of treatments comprising the combined use of one or more cannabinoids and one or more hydroxy acids in a suitable carrier. Because this product contains CBD, CNGT does not currently market and sell this product at this time.

Other Products.

IcyEase

Adhesive Ice Pack for muscle/joint pain to cool surface and address pain.

Patent-pending, FDA pain claim in progress, IcyEase contains menthol, menthol is an approved pain relief ingredient in the FDA’s monograph for topical pain relief.

Slim-D

Appetite-suppressant oral strip with 50 mg Hoodia & 10 mg Full Spectrum Phytocannabinoid. Because this product contains CBD, CNGT does not currently market and sell this product at this time.

Energy Lighting Strips

High caffeine fast dissolving oral energy strip with Matcha Green Tea and Hemp/Full Spectrum Phytocannabinoid. Because this product contains CBD, CNGT does not currently market and sell this product at this time.

Micro Voltage Trans Derm C

Patent application in progress for pain with unique and superior absorbing features due to wearer’s movement generated Micro Voltage

Silverpro

Backlog of Orders

We have no backlog of orders.

Sales and Returns

Our policy is to refund the amount of a purchase within thirty (30) days of the sale if the customer is not satisfied with the product.

Litigation

From time to time, we may be party to or otherwise involved in legal proceedings arising in the ordinary course of business. We recognize provisions for legal proceedings in our financial statements, in accordance with accounting rules, when we are advised by independent outside counsel that (1) it is probable that an outflow of resources will be required to settle the obligation, and (2) a reliable estimate can be made of the amount of the obligation. The assessment of the likelihood of loss includes analysis by outside counsel of available evidence, the hierarchy of laws, available case law, recent court rulings and their relevance in the legal system. Our provisions for probable losses arising from these matters are estimated and periodically adjusted by management. In making these adjustments our management relies on the opinions of our external legal advisors. Management does not believe that there is any pending or threatened proceeding against us, which, if determined adversely, would have a material adverse effect on our business, results of operations or financial condition.

Employees

In addition to our executive officers, we presently have 18 full-time employees and three part-time employees. We believe that we will be successful in attracting experienced and capable personnel in the future. We will add additional personnel as our needs dictate and funding permits. Our employees will be required to enter into agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are (and will continue to be) excellent.

Sources:

1. The Global Wellness Economy: Looking Beyond COVID (2023, June 6) Retrieved from URL:

https://efaidnbmnnnibpcajpcglclefindmkaj/https://globalwellnessinstitute.org/wp-content/uploads/2021/11/GWI-WE-Monitor-2021_final-digital.pdf?

inf_contact_key=c67fc6a3d20bcf610afd55181ad40d42d18a532c4142cb79caf2b269de1401fa

2. Regenerative Medicine Market (By Product: Gene Therapies, Cell Therapies, Tissue-Engineering, Small Molecules & Biologics; By Material: Synthetic material, Biologically derived material, Genetically Engineered Material, Pharmaceutical; By Application: Wound Care, Musculoskeletal, Ophthalmology, Oncology, Cardiovascular, Dermatology, Neurology, Others; By End User) - Global Industry Analysis, Market Size, Share, Growth, Trends, Regional Outlook and Forecasts 2023 - 2032 (2023, June 6) Retrieved from URL:

https://www.precedenceresearch.com/regenerative-medicine-market#:~:text=U.S.%20regenerative%20medicine%20market%20was,of%20over%2049.

3%25%20in%202022

3. Osteoarthritis Research Society International Osteoarthritis: A Serious Disease, Submitted to the U.S. Food and Drug Administration (2016, December 1) Retrieved from URL: https://www.oarsi.org/sites/default/files/docs/2016/oarsi_white_paper_oa_serious_disease_121416_1.pdf

4. Centers for Disease Control and Prevention; National Center for Health Statistics Interactive Summary Health Statistics for Adults - 2019-2021 (2023, June 6) Retrieved from URL: www.cdc.gov/nchs/fastats/disability.htm

5. Transgenerational Design Matters (2023, June 6) Retrieved from URL: https://www.transgenerational.org/aging/demographics.htm

6. The American Association of Retired Persons Americans 50 and Older Would Be World’s Third-Largest Economy (2019, December 19) Retrieved from URL:

https://www.aarp.org/politics-society/advocacy/info-2019/older-americans-economic-impact-growth.html#:~:text=That%20growth%

20means%20more%20collective,61%20cents%20of%20every%20dollar

7. Statistia Beauty & Personal Care - Shared States (2023, June 6) Retrieved from URL: https://www.statista.com/outlook/cmo/beauty-personal-care/Shared-states

8. Statistia U.S. population: How much money did you spend on skin care products in the last 3 months? (2022, June 23) Retrieved from URL:

https://www.statista.com/statistics/317876/us-households-total-amount-spent-on-skin-care-products-past-3-months/

9. SWNS Digital Women Spend A Quarter Of A Million Dollars On Their Appearance In A Lifetime (2021, September 6) Retrieved from URL:

https://swnsdigital.com/us/2017/06/women-spend-a-quarter-of-a-million-dollars-on-their-appearance-in-a-lifetime/

10. Grand View Research Platelet Rich Plasma (PRP) Market Size, Share & Trends Analysis Report By Type (Pure, Leukocyte Rich), By Application (Orthopedics, Sports Medicine, Cosmetic Surgery), By End-use, By Region, And Segment Forecasts, 2023 - 2030 (2023, June 6) Retrieved from URL:

https://www.grandviewresearch.com/industry-analysis/platelet-rich-plasma-prp-market

11. Sen CK. Human Wounds and Its Burden: An Updated Compendium of Estimates. Adv Wound Care (New Rochelle). 2019 Feb 1;8(2):39-48. doi: 10.1089/wound.2019.0946. Epub 2019 Feb 13. PMID: 30809421; PMCID: PMC6389759. (2023, June 6) Retrieved from URL:

https://pubmed.ncbi.nlm.nih.gov/30809421/

Risk Factors

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended December 31, 2023, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We have contingent liabilities. In accounting for the acquisition of the assets and certain liabilities of Regen Biowellness, Inc., the assets acquired, and liabilities assumed were recorded at their fair values of $3,500,000 and $3,500,000, respectively, as of the date of acquisition. In addition to the recorded liabilities, other assumed liabilities are secured by assets owned by third parties. Due to the securitization of such liabilities, these liabilities are considered to be contingent in nature by the Company and it has determined that the maximum potential contingent liability that the Company could be required to pay is zero. There is no assurance, however, that our company will not be required to pay any of such liabilities in the future.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our new business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. For the years ended December 31, 2023 and 2022, we generated a net loss from operations, which makes an investment in our company speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

● our ability to attract greater numbers of customers for our line of health products;

● our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;

● our ability to execute our newly implemented business strategies;

● our ability to manage our expansion, growth and operating expenses;

● our ability to finance our business;

● our ability to compete and succeed in highly a competitive industry; and

● future geopolitical events and economic crisis.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We recently changed our marketing strategies; we may not be successful in establishing this new business model. We are unable to offer assurance that we will be successful in executing our newly established marketing strategies relating to our health products. Should we fail to do so, you can expect to lose your entire investment in our company.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our executive officers; the loss of these officers could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our business strategies will depend, primarily, on the continued service of our executive officers. The loss of service of our executive officers, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We cannot assure you that each will remain with us for a specified period. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our newly implemented marketing strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to the health supplement industry. Rather, our plans for implementing our aviation services and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in expanding sales of our health products.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

If our products do not provide the healthful effects intended, our business may suffer. In general, our products contain food, vitamins, minerals and nutritional supplements which are classified in the Shared States as “dietary supplements” and do not currently require approval from the FDA or other regulatory agencies prior to sale. Many of our products contain innovative ingredients or combinations of ingredients. There is little long-term experience with human or other animal consumption of certain of these ingredients or combinations thereof in concentrated form. Our products could have certain side effects if not taken as directed or if taken by a consumer that has certain medical conditions. Furthermore, there can be no assurance that any of the products, even when used as directed, will have the effects intended or will not have harmful side effects.

Our newly implemented marketing strategies for our products may not be successful. We will be required to obtain a significantly greater number of customers for our health products, in order to increase sales. Should our newly implemented marketing strategies fail to increase sales of our health products, our operations will be adversely affected.

Our success will depend on external factors in the nutritional and dietary supplement industries. The success of our current and planned products is highly unpredictable, and success depends on identifying and reaching ever evolving consumer tastes and desires. The commercial success of a nutritional supplement also depends upon:

● the quality and acceptance of other competing brands and products;

● creating effective distribution channels and brand awareness;

● critical reviews;

● the availability of alternatives;

● general economic conditions; and

● other tangible and intangible factors.

The scientific support for our products is subject to uncertainty. Our research, scientific knowledge and clinical testing supporting the nutritional benefits of our products is an essential element of our ability to legally market our products. We believe that our own findings, the results of the third-party studies performed, and our research are sound and that we have a reasonable basis to rely on them in marketing our products. There is, however, the risk that new or undiscovered information may become available that may undermine or refute our scientific support. A reduction in the credibility of our scientific support for the nutritional benefits of our products could have a material adverse effect on our operations and financial conditions.

If our products do not achieve the expected results, we may face litigation from customers and government regulators. We cannot guarantee that all customers will benefit from the use of our products. However, if a large number of clients do not achieve quantifiable results from the use of our products, we may be subject to lawsuits or regulatory sanctions regarding the benefits of our products.

There is no third-party oversight over the manufacturer of our products. Our products are manufactured in an FDA approved facility. While these facilities are inspected by the FDA, FDA inspections may not be conducted on a regular basis. As such, there can be no assurance that the FDA will identify any contaminants in our manufacturer. Further we do not have an independent third party to regularly inspect the facility nor does management regularly visit the facility to conduct a quality control review. As such, there is a risk that the quality of our products may decline, contaminants may exist in the manufacturing process. Should this happen, we may face litigation or an FDA investigation.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business. As a distributor of products intended for human consumption, we are subject to product liability claims if the use of our products for others is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as dietary and nutrition supplements and in most cases are not subject to pre-market regulatory approval in the Shared States or internationally. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

Our insurance coverage may not be sufficient to cover our legal claims or other losses that we may incur in the future. We maintain insurance for product liability to protect ourselves against potential loss exposures. There is no assurance that our insurance will be sufficient to cover any claims that are asserted against us. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand. We have invested resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products. Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

If we fail to develop our brand names cost-effectively, our business may be adversely affected. The success of our products marketed under our brand names is dependent upon the effectiveness of our marketing efforts. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building the brands. If we fail to successfully promote and maintain our brands or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

We are required to make quarterly royalty payments. We own the exclusive rights to distribute our products in the Shared States. We are required to make royalty payments on our Net Sales (gross sales less taxes and freight). If we fail to pay the required royalties or do not meet minimum sales and royalty payments, our licensor, the estate of our former President, Dr. John Cappello, can terminate the license agreement. Any such action by the estate of Dr. Cappello may cause us to cease our business operations.

Sales of each product must increase 15% per annum or we may lose the right to distribute that product. Sales of each of our products must increase 15% per annum. If product sales do not exceed 15% of the prior year’s sales, our licensor, is the estate of our former President, Dr. John Cappello, has the right to terminate the license as to that product or we may forfeit the exclusive right to market that product. To date, the estate of Dr. Cappello has not invoked his right in this regard, although there is in assurance that such will be the case in the future.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues. We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other nutrition supplement companies. Consumer perception of nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We are in competition with companies that are larger, more established and better capitalized than we are. The nutritional and dietary supplement industries are highly competitive, rapidly evolving and subject to constant change. The number of competitors in both industries is virtually endless. We expect that if our products establish a market niche, competition will arise from a variety of sources, from large multinationals to the myriad of other smaller national and regional dietary and nutritional supplements.

Many of our potential competitors possess:

● greater financial, technical, personnel, promotional and marketing resources;

● longer operating histories;

● greater name recognition; and

● larger consumer bases.

We face competition in the health food channel from a limited number of large nationally known companies, multi-level marketers, private label brands and many smaller distributors of dietary and nutrition supplements and in the mass-market distribution channel and others. Mass-market chains represent substantial sources of income for our competitors and the mass-market merchants often support their own labels at the expense of other brands. As such, the growth of our brands within food, drug, and general mass-market merchants is highly competitive and uncertain. If we cannot compete effectively, we may not be profitable.

We believe that existing industry competitors are likely to continue to expand their product offerings. Moreover, because there are few, if any, substantial barriers to entry, we expect that new competitors are likely to enter both markets. We cannot be certain that we will be able to compete successfully in this extremely competitive market.

If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete. Our products will operate in competitive markets, where competitors may already be well established. We expect that competitors will continue to innovate and to develop and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than, obtaining regulatory approvals and clearances for such products before our products are approved and cleared, or developing more effective products. In addition, competitors may have products which may achieve commercialization before our products enter the market.

We may not be able to anticipate consumer preferences and trends within the diet and nutritional industry, which could negatively affect acceptance of our products by retailers and consumers and result in a significant decrease in our revenues. The products sold under our brand names must appeal to a broad range of consumers, whose preferences cannot be predicted with certainty and are subject to rapid change. Products sold under our brand names will need to successfully meet constantly changing consumer demands. If our products are not successfully received by distributors and consumers, our business, financial condition, results of operations and prospects may be harmed.

The purchase of our products is discretionary and may be negatively impacted by adverse trends in the general economy which would make it more difficult for us to sell our products. Our business is affected by general economic conditions since our products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, level of consumers’ disposable income, business conditions, interest rates, consumer debt levels and availability of credit. Consumer spending on our products may be adversely affected by changes in general economic conditions.

The success of our business depends on our ability to market and advertise our products effectively. Our ability to establish effective marketing and advertising campaigns is the key to our success. Our advertisements promote our corporate image, our dietary and nutritional products and the pricing of such products. If we are unable to increase awareness of our brands and our products, we may not be able to attract new distributors for our products. Our marketing activities may not be successful in promoting the products we sell or pricing strategies or in retaining and increasing our distributor base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

We face uncertainty and costly compliance with government regulations. The manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our products are subject to regulation by one or more federal agencies. The most active regulation has been administered by The Food and Drug Administration (hereinafter the “FDA”) which regulates our products pursuant to the Federal Food, Drug and Cosmetic Act (hereinafter the “FDCA”) and regulations promulgated thereunder. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter drugs and prescription drugs, medical devices and cosmetics. In addition, the Federal Trade Commission (hereinafter the “FTC”) has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of dietary supplements, over the counter drugs, cosmetics and foods.

Compliance with applicable FDA and any state or local statute is critical. Although we believe that we will be following applicable statutes, there can be no assurance that, should the FDA amend its guidelines or impose more stringent interpretations of current laws or regulations, we would be able to comply with these new guidelines. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated.

Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act (hereinafter the “FTCA”). Section 5 of the FTCA prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. Section 12 of the FTCA provides that the dissemination or the causing to be disseminated of any false advertising pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the FTC’s Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all objective product claims before the claims are made. Pursuant to this FTC requirement, we are required to have adequate substantiation of all material advertising claims made for its products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. In addition, we are subject to regulation by the U.S. Food and Drug Administration (FDA) and the U.S. Department of Agriculture (USDA), state and local authorities and foreign governmental agencies. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in significant loss of sales revenues. Our failure to comply with these current and new regulations could lead to the imposition of significant penalties or claims, limit the production or marketing of any non-compliant products or advertising and could negatively impact our business.

We have a short operating history as a combined enterprise, which makes it difficult to evaluate our business and future prospects. As a combined enterprise, including the companies acquired by us since 2022 (together the “Acquired Companies”), our company has a short operating history, which makes it difficult to evaluate our business and future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

● market acceptance of our current and future products and services;

● changing regulatory environments and costs associated with compliance;

● our ability to compete with other companies offering similar products and services;

● our ability to effectively market our products and services and attract new customers;

● the amount and timing of expenses, particularly sales and marketing expenses, related to the maintenance and expansion of our business, operations and infrastructure;

● our ability to control costs, including our expenses;

● our ability to manage organic growth; and

● general economic conditions and events;

If we do not manage these risks successfully, our business and financial performance will be adversely affected.

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified and our auditors agreed that there is a substantial doubt about our ability to continue as a going concern. We have incurred losses in recent years. We expect our capital expenses and operational expenses to increase in the future due to expected increased sales and marketing expenses, operational costs, and general and administrative costs and, therefore, our operating losses will continue or even increase at least through the near term. Furthermore, to the extent that we are successful in increasing our customer base, we will also incur increased expenses because costs associated with generating and supporting customer agreements are generally incurred up front, while revenue is generally recognized ratably over the term of the relationship. You should not rely upon our recent revenue growth as indicative of future performance. We may not reach profitability in the near future or at any specific time in the future. If and when our operations do become profitable, we may not sustain. The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment. Although we plan to attempt to raise additional capital through one or more private placements or public offerings, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital and may cause us to be unable to continue to operate our business.

We may need to raise capital in addition to this offering, which may not be available on favorable terms, if at all, and which may cause dilution to holders of our common stock, restrict our operations or adversely affect our ability to operate and continue our business. If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating results are worse than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to holders of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall, and you may lose some or all of your investment.

The costs of our operations may exceed our estimates due to factors outside of our control, such as labor shortages or external price increases, and we may be unable to pass those costs to our customers, which would negatively impact our financial results. We depend on our employees to sell and distribute our products to our customers. Any labor shortage and any disruption in our ability to hire workers would negatively affect our operations and financial condition. If we experience a sustained labor shortage, we may need to increase wages to attract workers, which would increase our costs of growing our products. Furthermore, if the prices of our raw materials, utilities or distributing our products were to increase, including due to inflationary pressures, we may be unable to pass those increased costs on to our customers. If we are unable to do so, our gross margin would decline, and our financial results would be negatively impacted.

The concentration of customers leaves us exposed to the risks associated with the loss of one or more of these significant customers, which would materially and adversely affect our revenues and results of operations. If these customers were to significantly reduce their relationship with us, or in the event that we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results from operations could be negatively impacted, and such impact would likely be significant.

Our relationships with customers are based on purchase orders rather than long-term purchase commitments. We are subject to uncertainty because our relationships with customers are based on purchase orders rather than long-term purchase commitments. To ensure availability of our products, in some cases we start sowing our products in advance of receiving purchase orders for those products. Inaccuracies in our estimates of customer demand and product mix could negatively affect our ability to supply product to our customers and operating results. Our customers can cancel purchase orders or defer the shipments of our products under certain circumstances with little or no advance notice to us. If we grow more products than we are able to sell to our customers, we will incur losses and our results of operations and financial condition will be harmed.

We have a material weakness in our internal control over financial reporting, which could materially and adversely affect the market price of our common stock. As of December 31, 2023, we did not maintain effective controls over the control environment, including our internal control over financial reporting. Because we are a small company with few employees in our finance department, we lacked the ability to have adequate segregation of duties in the financial statement preparation process. Further, our Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level controls have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness. If we are unable to remediate this material weakness, as a newly public company our financial reporting may not be reliable, and the market price of our common stock may be adversely affected.

Our performance may be impacted by general and regional economic volatility or an economic downturn. An overall decline in economic activity could adversely impact our business and financial results. Economic uncertainty may reduce consumer spending as consumers make decisions on what to include in their food budgets. Economic uncertainty could also result in changing consumer preference. Shifts in consumer spending could result in increased pressure from competitors or customers that may require us to increase promotional spending or reduce the prices of some products, which could then lower revenue and profitability.

Our business would be adversely affected by the departure of members of our management team. Our success depends, in large part, on the continued contributions of our management team. We cannot assure you that each will remain with us for a specified period. Although we have additional personnel that contribute to our business, the loss of either of these executives could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate.

If we are unable to attract, train and retain qualified personnel, especially our management and sales personnel, we may not be able to effectively execute our business strategy. Our future success depends on our ability to attract, retain and motivate qualified personnel, including our management, sales and marketing, operational, transportation, finance and administration personnel. For example, we currently have a limited number of personnel for our picking, packing and shipping group and greenhouse floor operations. We do not know whether we will be able to hire sufficient workers for these positions to meet our production goals or, if hired, retain all of these personnel as we continue to pursue our business strategy. The loss of the services of one or more of our key employees, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

We may implement new lines of business or offer new products and services within existing lines of business. We may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

Damage to our reputation could negatively impact our business, financial condition and results of operations. Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products and services. We face an inherent risk of product liability as a result of testing our products and services in clinical trials and will face an even greater risk if we commercialize any products. For example, we may be sued if our products and services cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical trials, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products and services. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

● inability to bring a product candidate to the market;

● decreased demand for our products;

● harm to our reputation;

● withdrawal of clinical trial participants and inability to continue clinical trials;

● initiation of investigations by regulators;

● costs to defend the related litigation;

● diversion of management’s time and our resources;

● substantial monetary awards to clinical trial participants or patients who receive an approved product;

● product recalls, withdrawals or labeling, marketing or promotional restrictions;

● loss of revenue;

● exhaustion of any available insurance and of our capital resources;

● the inability to commercialize any product candidate, if approved; and

● a decline in our stock price.

Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop, alone or with collaborators. Even if our agreements with any current or future corporate collaborators entitle us to indemnification against losses, that indemnification may not be available or adequate should any claim arise. Our insurance policies also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay those amounts.

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. In connection with the enforcement of our own intellectual property rights, the acquisition of third-party intellectual property rights or disputes related to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business. If we fail to prevail in any future litigation and disputes, it could adversely affect our results of operations and financial condition. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could seriously harm our business.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions. We face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Security breaches of confidential customer information or confidential employee information may adversely affect our business. Our business requires the collection, transmission and retention of large volumes of customer and employee data, and other personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that customer and employee data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

Disruptions to our manufacturing or supplier operations could adversely affect our business, results of operations or financial condition. Our ability to meet the needs of our consumers and customers depends on the proper functioning of our manufacturing and supplier operations. Our manufacturing operations require the timely delivery of sufficient amounts of complex, high-quality components and materials. Interruptions or delays in our internal operations, or those of our third-party manufacturers, suppliers and logistics providers, could adversely affect our business, results of operations or financial condition. These disruptions could be caused by a number of factors, including regulatory action, quality control or safety issues, labor disputes or the lack of availability of qualified personnel, concentration or insolvency of manufactures or suppliers, site-specific incidents (such as fires, explosions, flooding, power outages or site closures), natural disasters (such as hurricanes, earthquakes or other severe natural events), raw material shortages, increases in the cost of components and materials for our products, political unrest, terrorist attacks, cybersecurity incidents, epidemics, pandemics (such as the COVID-19 pandemic), global shipping, logistics, transport and warehousing constraints, governmental incentives and controls (including import and export restrictions, such as new or increased tariffs, sanctions, quotas or trade barriers), other unfavorable economic or market conditions, trade embargoes, customs and tax requirements and similar factors.

The unavailability of qualified manufacturers or suppliers could further disrupt our operations. Our current manufacturing or supplier operations may not be able to continue to manufacture or supply current quantities at preferential prices or accommodate our anticipated growth. New manufacturers and suppliers may need to be qualified under industry and governmental standards as well as our own ethical and business partner standards, which can require a significant amount of resources. If we are unable to enter into relationships with new manufacturers or suppliers or replace the loss or unavailability of any of our existing manufacturers or suppliers on a timely basis, or at all, our business, results of operations or financial condition could be adversely affected.

Disruptions to our distribution operations could adversely affect our ability to deliver our products to consumers and customers. Our ability to receive inventory and deliver products to distributors, customers and consumers on a timely basis depends on the proper functioning of our manufacturing, supplier and distribution operations, and interruptions or delays in these operations could adversely affect our business, results of operations or financial condition. Distribution disruptions can occur for many reasons, including manufacturing or supplier disruptions, labor disputes or the lack of availability of qualified personnel, concentration or insolvency of distributors or logistics providers, site-specific incidents, natural disasters, political unrest, terrorist attacks, cybersecurity incidents, epidemics, pandemics (such as the COVID-19 pandemic), other unfavorable economic or market conditions, trade embargoes, customs and tax requirements and similar factors. Increases in transportation costs (including fuel costs) or shipping costs, issues with overseas shipments, reductions in the transportation capacity of carriers, labor strikes or shortages in the transportation industry, disruptions to transportation infrastructure and unexpected delivery interruptions or delays could also increase the costs of, or otherwise adversely affect, our distribution operations.

Interruptions or delays in our distribution operations could disrupt our ability to process or fulfill customer or consumer orders. Any delay in processing, or inability to fulfill, customer or consumer orders through our distribution network could adversely affect our business, results of operations or financial condition. We are also subject to risks of damage to, or loss of, our products while they are stored in our warehousing facilities or being delivered by our shipping vendors. Distributors, customers and consumers rely on timely receipt of our products and any repeated, intermittent or long-term disruption to, or failure of, the operations of our warehousing and distribution facilities could lead to lower sales and profitability, excess inventory, reputational damage or loss of loyalty to our brands. In addition, as we continue to grow our business, we may need to continue to update or expand our warehousing and distribution facilities, which may require significant amounts of capital, or engage additional third-party distributors and shipping vendors, which may increase the risks to our business associated with reliance on third parties.

Volatility in the cost or availability of raw materials and other inputs for our products, including as a result of recent inflationary pressures, has adversely affected, and could in the future continue to adversely affect, our business, results of operations or financial condition. The manufacture and distribution of our products involves a variety of raw materials, including essential oils, resins, pulp, tropical oils, lubricants, tallow, corn, poultry, soybeans and silicon; packaging components, including corrugate; and other inputs, including energy, labor, transportation (such as trucks, containers and ocean freight) and logistics services. Any increase in the cost, or constraint on the availability, of these raw materials, packaging components or other inputs for our products could adversely affect our business, results of operations or financial condition. Volatility in the cost or availability of these raw materials, packaging components and other inputs for our products can occur for many reasons, including changes in consumer and customer preferences and purchasing patterns, regulatory action, safety issues, labor issues, concentration or insolvency of suppliers, site-specific incidents, natural disasters, political unrest, terrorist attacks, cybersecurity incidents, epidemics, pandemics (such as the COVID-19 pandemic), other unfavorable economic or market conditions, trade embargoes, customs and tax requirements, currency fluctuations and similar factors.

Since 2021, inflationary pressures have recently increased, and may continue to increase, the costs of these raw materials, packaging components and other inputs for our products. We have experienced, and we continue to experience, higher than expected inflation, including escalating transportation, commodity and other supply chain costs and disruptions that have adversely affected, and continue to adversely affect, our results of operations. We anticipate that supply chain disruptions will persist in the near term. We strive to maintain our usual profit margins in economies experiencing high inflation rates, which has in the past caused us (including in response to recent periods of high inflation in the Shared States), and may in the future cause us, to increase our prices and to implement supply chain optimization initiatives to partially offset the adverse effects of the high inflation. We have partially offset the impact of inflation largely through price increases, in addition to continued supply chain optimization initiatives. However, if our costs continue to be subject to significant inflationary pressures, we may not be able to offset the higher costs through price increases, achieve cost efficiencies, such as in manufacturing and distribution, or otherwise manage the exposure through sourcing strategies, ongoing productivity initiatives and the use of commodity hedging contracts, which could adversely affect our business, results of operations or financial condition.

In addition, even if we are initially able to increase the prices of our products as a responsive measure to inflationary pressures, we may not be able to sustain these price increases, or sustained price increases may eventually lead to a decline in sales volume if our competitors do not increase their prices or if consumers or customers decide to no longer pay the higher prices for our products. As a result, inflationary pressures could damage our reputation or our brands or lead to loss of profitability or market share, which could adversely affect our business, results of operations or financial condition.

Further, in certain cases, our relationship with a particular supplier may not be governed by a contract and the supplier could discontinue our supply at any time. This risk may be magnified in economies experiencing high inflation rates, as suppliers could respond to inflationary pressures by reallocating supply to competitors that are willing to pay more for the applicable materials or components. If we are unable to procure key raw materials or packaging components for our products at a reasonable cost, or at all, our business, results of operations or financial condition could be adversely affected.

If we are unable to accurately forecast demand for our products, our business, results of operations or financial condition could be adversely affected. To ensure adequate inventory supply, we forecast inventory needs and place orders with our third-party manufacturers before firm orders are placed by our consumers or customers. Factors that could affect our ability to accurately forecast demand for our products include an unanticipated increase or decrease in demand for our products; our failure to accurately forecast acceptance for new products; product introductions by competitors; unanticipated changes in general market conditions (which may result in cancellations of advance orders or a reduction or increase in the rate of reorders or at-once orders placed by our customers); the impact on demand due to natural disasters or unseasonable weather conditions, weakening of economic conditions or consumer or customer confidence in future economic conditions (which could reduce demand for our products); and terrorism or acts of war, or the threat thereof, or political or labor instability or unrest (which could adversely affect consumer or customer confidence and spending or the cost or availability of raw materials and other inputs for our products).

If we fail to accurately forecast consumer and customer demand for our products, we may experience excess inventory levels or a shortage of product to deliver to our consumers, customers and distributors. Inventory levels in excess of consumer or customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices or in less preferred distribution channels, which could damage our reputation and otherwise adversely affect our business, results of operations or financial condition. In addition, if we underestimate the demand for our products, our third-party manufacturers may not be able to manufacture products in quantities that are sufficient to meet our consumer or customer requirements, which could result in delays in the shipment of our products, lost sales and damage to our reputation and customer and distributor relationships. The difficulty in forecasting demand may also make it difficult to estimate our future results of operations or financial condition from period to period.

Our business depends on our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management. Our business depends on our ability to attract and retain talented employees representing diverse backgrounds, experiences and skill sets. The market for highly skilled personnel and leaders in our industry is extremely competitive, and our ability to compete depends on our ability to hire, develop and motivate highly skilled personnel and leaders in all areas of our business. Maintaining our brands and our reputation, and a diverse, equitable and inclusive work environment, enables us to attract top talent. If we are less successful in our hiring efforts, or, if we cannot retain highly skilled workers and key leaders, then our ability to develop, market and sell successful products could be adversely affected. Furthermore, our ability to attract and retain talent has been, and may continue to be, impacted to varying degrees by challenges in the labor market that emerge from time to time, such as wage inflation, labor shortages, changes in immigration laws and government policies and a shift toward remote work and other flexible work arrangements.

Effective succession planning is also important to our long-term success. Any unsuccessful implementation of our succession plans or failure to ensure effective transfer of knowledge and smooth transitions involving key employees could adversely affect our business, results of operations or financial condition.

Climate change, or legal, regulatory or market measures to address climate change, could adversely affect our business, results of operations or financial condition. Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere, which could have an adverse effect on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters, could adversely affect our business, results of operations or financial condition. Natural disasters and extreme weather conditions, such as hurricanes, tornados, earthquakes, wildfires or flooding incidents, pose physical risks to our facilities and have in the past, and could in the future, disrupt the operation of our supply chain. The impacts of the changing climate on water resources may result in water scarcity, limiting our ability to access sufficient high-quality water in certain locations, which may increase operational costs. Concern over climate change may also result in new laws or regulations designed to reduce greenhouse gas emissions or mitigate the effects of climate change on the environment. If new laws or regulations are more stringent than current laws or regulations, we may experience disruption in, or an increase in the costs associated with, sourcing, manufacturing and distribution of our products.

Insurance coverage, even where available, may not be sufficient to cover losses we may incur. Our business exposes us to the risk of liabilities and losses arising from our operations. For example, we may be liable for claims brought by consumers, customers, employees or other third parties for personal injury or property damage arising from the use of our products or premises. We also may face liabilities or losses due to site-specific incidents (such as fires, explosions, flooding or power outages), natural disasters (such as hurricanes, earthquakes or other severe natural events), cybersecurity incidents and similar factors. We seek to minimize these risks where practicable and economical through various insurance contracts from third-party insurance carriers. However, any insurance coverage we purchase or otherwise have access to is subject to large deductibles on individual claims, policy limits (on individual claims and on all claims in the aggregate) and other terms and conditions. We retain an insurance risk reserve for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to our business risks, and our insurance may not be sufficient to cover losses we may incur. Any losses that insurance does not substantially cover could adversely affect our business, results of operations or financial condition. In addition, the insurance industry has become more selective in offering some types of insurance, such as product liability and cybersecurity insurance, and we may not be able to obtain certain insurance coverage on favorable terms, or at all, in the future.

Risks Related to Acquisitions

We may experience difficulties in integrating the operations of the Acquired Companies into our business and in realizing the expected benefits of these acquisitions. The success of the acquisition of the Acquired Companies will depend in part on our ability to realize the anticipated business opportunities from combining their operations with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of the Acquired Companies with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisitions, and our business, results of operations and financial condition could be materially and adversely affected.

We may expect to continue to pursue acquisitions and divestitures, which expose us to additional risks that could adversely affect our business, results of operations or financial condition. We have historically expanded our operations by pursuing acquisitions of businesses, brands, assets and technologies from third parties, including our recent acquisitions. As part of our growth strategy, we expect to continue to pursue acquisitions of businesses, brands, assets and technologies from third parties in the future. Pursuing acquisition targets, signing and closing acquisition transactions and integrating acquired businesses, brands, assets and technologies into our ongoing operations involve numerous potential risks that could adversely affect our business, results of operations or financial condition, including:

● diverting management’s attention from other business priorities;

● receiving necessary consents, clearances and approvals in connection with a transaction, including under antitrust and competition laws, which could delay or prevent the completion of a transaction or otherwise restrict our ability to realize the expected financial or strategic goals of a transaction;

● successfully integrating the operations, technologies, services, products and systems of the acquired businesses, brands or assets in an effective, timely and cost-efficient manner;

● to the extent applicable, integrating operations across different cultures and languages and addressing the particular economic, currency, political and regulatory risks associated with specific countries;

● realizing the full extent of the expected benefits or synergies as a result of a transaction, within the anticipated time frame, or at all;

● successfully operating in new lines of business, categories, channels of distribution or geographic markets;

● achieving distribution expansion related to products, categories and geographic markets;

● retaining key employees, partners, suppliers and customers of the acquired business;

● conforming standards, controls, procedures and policies of the acquired business with our own;

● developing and launching products with acquired technologies; and

● other unanticipated problems or liabilities.

Moreover, our acquisitions may result in substantial exposure to contingent liabilities, such as litigation, indemnification claims and earn-out obligations. The occurrence of these or other costs of acquisitions, such as incurrence of substantial additional debt or transaction costs or impairment of goodwill or other intangible assets, could adversely affect our business, results of operations or financial condition.

The complexity of the integration and transition associated with the acquisition of the Acquired Companies may affect our internal control over financial reporting and ability to effectively and timely report financial results. The complexity of the integration effort relating to the acquisition of the Acquired Companies, including changes to or implementation of critical information technology systems, may adversely affect our ability to report financial results on a timely basis. In addition, we will have to train new employees and third-party providers. We expect that the acquisition of the Acquired Companies may necessitate significant modifications to our internal control systems, processes and information systems, both on a transition basis and over the longer-term we fully integrate the combined company. Due to the complexity of the acquisition, we cannot be certain that changes to our internal control over financial reporting will be effective for any period, or on an ongoing basis. If we are unable to accurately report our financial results in a timely manner or are unable to assert that our internal controls over financial reporting are effective, our business, financial condition and results of operations, and the market perception thereof, may be materially adversely affected.

The synergies attributable to the acquisition of the Acquired Companies may vary from expectations. We may fail to realize the anticipated benefits and synergies expected from the acquisitions, which could adversely affect our business, financial condition and operating results. The success of the acquisitions will depend, in significant part, on our ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. We believe that the addition of the Acquired Companies will complement our strategy by allowing us to control manufacturing costs as well as increase our products and services. However, achieving these goals requires growth of the revenue of the combined company and realization of the targeted cost synergies expected from the acquisitions. This growth and the anticipated benefits of the transaction may not be realized fully or at all or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the acquisitions within the anticipated timing or at all, our business, financial condition and operating results may be adversely affected.

We will incur significant transaction costs and integration costs in connection with the Acquired Companies’ acquisition. We will incur significant costs in connection with the acquisition of the Acquired Companies. The substantial majority of these costs will be non-recurring expenses related to the acquisitions. These non-recurring costs and expenses are not reflected in the pro forma combined condensed financial statements included in this prospectus. We may incur additional costs in the integration of the businesses of the Acquired Companies, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of the acquisition.

Risks Related to Our Industry

Our business is highly dependent on the success of our lead products and services, as well as other products and services we may develop. If we are unable to successfully complete clinical development, obtain regulatory approval for or commercialize our products and services, or if we experience delays in doing so, our business will be materially harmed. Our future success and ability to generate revenue from our products and services, which we do not expect will occur for several years, if ever, is dependent on our ability to successfully develop, obtain regulatory approval for and commercialize one or more products and services.

We may not have the financial resources to continue development of, or to modify existing or enter into new collaborations for, a product candidate if we experience any issues that delay or prevent regulatory approval of, or our ability to commercialize, our products and services, including:

● our inability to demonstrate to the satisfaction of the Food and Drug Administration (the “FDA”) or comparable foreign regulatory authorities that our products and services are safe and effective;

● product-related adverse events experienced by subjects in our clinical trials or by individuals using drugs or therapeutic biologics similar to our products and services;

● delays in submitting an Investigational New Drug application, or IND, or comparable foreign applications or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial or a suspension or termination of a clinical trial once commenced;

● unfavorable FDA, EMA or comparable regulatory authority inspection and review;

● failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

● delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our therapies in particular; or

● varying interpretations of data by the FDA, EMA and comparable foreign regulatory authorities.

If our products do not provide the healthful effects intended, our business may suffer. In general, some of our products contain food, vitamins, minerals and nutritional supplements which are classified in the Shared States as “dietary supplements” and do not currently require approval from the FDA or other regulatory agencies prior to sale. Many of our products contain innovative ingredients or combinations of ingredients. There is little long-term experience with human or other animal consumption of certain of these ingredients or combinations thereof in concentrated form. Our products could have certain side effects if not taken as directed or if taken by a consumer that has certain medical conditions. Furthermore, there can be no assurance that any of the products, even when used as directed, will have the effects intended or will not have harmful side effects.

Our newly implemented marketing strategies for our products may not be successful. We will be required to obtain a significantly greater number of customers for our health products, in order to increase sales. Should our newly implemented marketing strategies fail to increase sales of our health products, our operations will be adversely affected.

The scientific support for our products is subject to uncertainty. Our research, scientific knowledge and clinical testing supporting the benefits of our products is an essential element of our ability to legally market our products. We believe that our own findings, the results of the third-party studies performed and our research are sound and that we have a reasonable basis to rely on them in marketing our products. There is, however, the risk that new or undiscovered information may become available that may undermine or refute our scientific support. A reduction in the credibility of our scientific support for the benefits of our products could have a material adverse effect on our operations and financial conditions.

If our products do not achieve the expected results, we may face litigation from customers and government regulators. We cannot guarantee that all customers will benefit from the use of our products. However, if a large number of clients do not achieve quantifiable results from the use of our products, we may be subject to lawsuits or regulatory sanctions regarding the benefits of our products.

There is no third-party oversight over the manufacturer of our products. Our products are manufactured in an FDA approved facility. While these facilities are inspected by the FDA, FDA inspections may not be conducted on a regular basis. As such, there can be no assurance that the FDA will identify any contaminants in our manufacturer. Further we do not have an independent third party to regularly inspect the facility nor does management regularly visit the facility to conduct a quality control review. As such, there is a risk that the quality of our products may decline, contaminants may exist in the manufacturing process. Should this happen, we may face litigation or an FDA investigation.

Because platelet rich plasma, or “PRP”, remains in the early stages of development and may never become commercially viable, you may lose your investment. At present, our lead product candidate, PRP, is still in preclinical development. As noted elsewhere, we expect that it will be several years, at least, before PRP can be commercialized. Further, if clinical trials for PRP fail to produce statistically significant results, we would likely be forced to either spend several more years in development attempting to correct whatever flaws were identified in the trials, or we would have to abandon PRP altogether. Either of those contingencies, and especially the latter, would dramatically increase the amount of time before we would be able to generate any product-related revenue, and we may well be forced to cease operations. Under such circumstances, you may lose at least a portion of, and perhaps your entire, investment.

Because successful development of our products is uncertain, our results of operations may be materially harmed. Our development of PRP and future products and services is subject to the risks of failure inherent in the development of new regenerative medicine products that are based on new technologies, including but not limited to delays in product development, clinical testing or manufacturing; unplanned and higher expenditures; adverse findings relating to safety or efficacy; failure to receive regulatory approvals; the emergence of superior or equivalent products; an inability by us or one of our collaborators to manufacture our products and services on a commercial scale on our own, or in collaboration with third parties; and, ultimately, a failure to achieve market acceptance.

Because of these risks, our development efforts may not result in PRP, or any other product we attempt to develop, becoming commercially viable. If even one aspect of these development efforts is not successfully completed, required regulatory approvals will not be obtained, or if any approved products are not commercialized successfully, our business, financial condition and results of operations will be materially harmed.

If we fail to obtain regulatory approval in jurisdictions outside the Shared States, we will not be able to market PRP in those jurisdictions. We have approval for PRP in the Shared States, and we intend to seek regulatory approval for PRP in other countries outside of the Shared States and expect that these countries will be important markets for our products, if approved. Marketing our products in these countries will require separate regulatory approvals in each market and compliance with numerous and varying regulatory requirements. The regulations that apply to the conduct of clinical trials and approval procedures vary from country to country and may require additional testing. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP or any other approved products, we may not be successful in commercializing our products and services if and when they are approved. We do not have a sales or marketing infrastructure and have no experience in the sale, marketing or distribution of regenerative medicine products. To achieve commercial success for PRP or any other approved product, we must either develop a sales and marketing organization or outsource these functions to third parties. In the future, we may choose to build a focused sales and marketing infrastructure to market or co-promote some of our products and services if and when they are approved.

There are risks involved with both establishing our own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize our products on our own include:

● our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

● the inability of sales personnel to obtain access to physicians or persuade an adequate number of physicians to prescribe any future products;

● the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

● unforeseen costs and expenses associated with creating an independent sales and marketing organization.

We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do. The development and commercialization of new drug products is highly competitive. We face competition with respect to our current products and services, and will face competition with respect to any products and services that we may seek to develop or commercialize in the future from major regenerative medicine companies, specialty regenerative medicine companies and biotechnology companies worldwide. There are a number of large regenerative medicine and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which we are developing our products and services. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to our approach, and others are based on entirely different approaches. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the regenerative medicine and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, to the extent that product or products and services of our competitors demonstrate serious adverse side effects or are determined to be ineffective in clinical trials, the development of our products and services could be negatively impacted.

Even if we are able to commercialize PRP, we will need to seek approval for reimbursement before it can be marketed, and it may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business. The regulations that govern marketing approvals, pricing and reimbursement for new regenerative medicine products vary widely from country to country. In the Shared States, recently passed legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, regenerative medicine pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for PRP in a particular country, but then be subject to price regulations that delay our commercial launch of it, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of PRP in that country. Adverse pricing limitations may hinder our ability to recoup our investment in PRP, even after it has obtained marketing approval.

Our ability to commercialize PRP successfully also will depend in part on the extent to which reimbursement for it will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for PRP that we commercialize and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, PRP. Obtaining reimbursement for it may be particularly difficult because of the higher prices often associated with drugs administered under the supervision of a physician. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize PRP.

There may be significant delays in obtaining reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or similar regulatory authorities outside the Shared States. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the Shared States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Risks Relating to Our Securities

The outstanding shares of our Series C Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our President, Jim Morrison, owns 100% of the outstanding shares of our Series C Preferred Stock. The Series C Preferred Stock has the following voting rights: the holder(s) of the Series A Preferred Stock have the rights in all matters requiring shareholder approval to 51% of the voting power of our company. Mr. Morrison will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

The issuable shares of our Series F Preferred Stock represents potential significant future dilution in ownership of our common stock. The issuable shares of our Series F Preferred Stock is convertible into a number of shares of our common stock equal to 93% of our common stock, as measured after the conversion. At such time as the shares of Series F Preferred Stock are converted into shares of common stock, holders of our common stock will own 7% of our then-outstanding shares of common stock.

If a market for our common stock does not develop, shareholders may be unable to sell their shares. Our common stock is quoted under the symbol “KOAN” on the OTCQB. We do not currently have a consistent active trading market. There can be no assurance that a consistent active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

The price of our common stock is volatile, which may cause investment losses for our stockholders. The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

●	Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

●	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;

●	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;

●	Sale of a significant number of shares of our common stock by stockholders;

●	General market and economic conditions;

●	Quarterly variations in our operating results;

●	Investor and public relation activities;

●	Announcements of technological innovations;

●	New product introductions by us or our competitors;

●	Competitive activities; and

●	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition and results of operations.

Transfers of our securities may be restricted by virtue of state securities “blue sky” laws, which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. Without cannabis banking laws in place, the ability to clear restricted stock is difficult. Transfers of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “blue sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities held by many of our stockholders have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions may prohibit the secondary trading of our common stock. Investors should consider the secondary market for our securities to be a limited one. The restricted access to cannabis banking makes it more difficult for cannabis investors to clear their stock from a Transfer Agent (“TA”) to their brokerage of choice. We can provide no assurances to investors of our stock that they will have the ability to move their restricted stock from the TA to their brokerage until federal banking laws are enacted.

The sale of a significant number of our shares of common stock could depress the price of our common stock. Sales or issuances of a large number of shares of common stock in the public market or the perception that sales may occur could cause the market price of our common stock to decline. Significant shares of common stock are held by our principal stockholders, other company insiders and other large stockholders. As “affiliates” of Resonate, as defined under Securities and Exchange Commission Rule 144 under the Securities Act of 1933, our principal stockholders, other of our insiders and other large stockholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

Future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders. We have and may issue preferred stock that could have rights that are preferential to the rights of common stock that could discourage potentially beneficially transactions to our common stockholders. Pursuant to our Articles of Incorporation, we currently have authorized 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. To the extent that common shares are available for issuance, subject to compliance with applicable stock exchange listing rules, our board of directors has the ability to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional securities could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations. If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced, and these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Anti-takeover provisions may limit the ability of another party to acquire our company, which could cause our stock price to decline. Our Articles of Incorporation, as amended, our bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring our company, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Our Articles of Incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock; our outstanding Preferred Stock contains provisions that restrict our ability to take certain actions without the consent of a certain percentage of Preferred Stock then outstanding. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions. Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

Item 5.01. Changes in Control of Registrant.

Effective March 12, 2024, Geoffrey Selzer and James Morrison entered into a Securities Purchase Agreement (the “Control Agreement”), pursuant to which Mr. Selzer sold all 2,000,000 outstanding shares of the Company’s Series C Preferred Stock to Mr. Morrison for $10.00 in cash, the source of which was Mr. Morrison’s personal funds. Mr. Morrison now possesses voting control of the Company.

The foregoing description of the Control Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Control Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Exchange Agreement and as of March 14, 2024, Geoffrey Selzer, Pamela Kerwin and David Thielen resigned from all director and officer positions with the Company, and the following individuals were appointed to the following positions with the Company:

Name	Age	Position(s)
Jim Morrison	65	President, Secretary and Director
Lance Liberti	37	Director
Sandy Lipkins	52	Director
James W. Zimbler	63	Director

There exist no family relationships among the officers and directors of the Company.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Jim Morrison. Jim Morrison is considered by many to be one of the leading personal care strategists in the world, as well as one of the top executives. From August 2022 to March 2024, Mr. Morrison served as CEO and a Director of Emergent Health Corp. (“EMGE”), a publicly-traded company involved in the health and wellness industry (symbol: EMGE). Mr. Morrison is currently CEO of Integrity Wellness Inc., a dynamic company in the wellness and regenerative biologics space. He has most recently been CEO of StarShop, which was the first celebrity-driven video shopping app that was launched in a partnership with Sprint. His track record of leadership and accomplishment in the personal care products space has been unparalleled. Mr. Morrison was President of L’Oréal for over nine years. He was responsible for many acquisitions, including both Redken and Matrix, and top-line growth that averaged over 20% during his tenure. Prior to L’Oréal, Mr. Morrison was President and CEO of Graham Webb, one of the most successful startups in the hair care space. After leaving L’Oréal, Mr. Morrison was CEO and owner of Sexy Hair Concepts for four years. In 2006, Business Week Magazine wrote, “Over the last two decades Mr. Morrison has had a profound impact on the American Beauty Industry. In the industry’s history no other executive has had the level of financial responsibility or breadth of organizational experience as Jim. His devotion to, and success within the industry is unmatched.”

Lance Liberti. Lance Liberti served as COO of EMGE from August 2023 through March 2024. As CEO and founder of Integrative Practice Solutions, Lance Liberti brings a lifetime of experience and demonstrated excellence to the executive team. After founding a nationwide healthcare advertising agency in his collegiate years, Mr. Liberti assumed the role of Chief Operating Officer of Spinal Aid Centers of America. During his tenure he expanded the national franchise network from 67 to 162 locations and recognition as the #2 medical service franchise in the world and the 91st fastest growing franchise of the new millennium (as rated by Entrepreneur Magazine in the 2007 Franchise 500 edition). It was at this time that Mr. Liberti suffered his own run-in with “bone-on-bone” contact osteoarthritis, the result of a high school football injury and failed prior reconstructive knee surgery. One of his Chiropractic clients introduced him to his father, a D.O. performing Hyalgan injections that saved his knee and eliminated the need for further surgical intervention. Amazed by the miraculous results and lack of awareness in the medical community that this treatment option even existed, Mr. Liberti partnered with this physician to open the first stand-alone Osteoarthritis specialty practice in southern NJ in 2009. In this facility Mr. Liberti co-developed the now patented Advanced Arthritis Relief Protocol (AARP Program), as well as the patient marketing and administrative business practices that drive the clinical and financial success of this protocol in the more than 200+ licensed locations in 40+ US states today.

James W. Zimbler. James W. Zimbler has served as Vice President of Corporate Finance of EMGE since July 1, 2020; he served as a Director of EMGE from November 2017 to November 2021. From December 2017 until June 2019, he served as President and a director of the predecessor iteration of a public company that is now Enzolytics, Inc., a drug development company. In December 2016 he founded Emerging Growth Advisors, Inc., a consulting firm providing advisory services related to mergers and acquisitions for corporations including us, where he has served as President since its formation. Prior to founding Emerging Growth Advisors, Inc., Mr. Zimbler served in a managerial role at other consulting firms, each specializing in mergers and acquisitions, roll-ups and turn-around work.

Sandy P. Lipkins. Sandy P. Lipkins served as Director of Business Development of EMGE from August 2023 through March 2024. Mr. Lipkins has over 20 plus years of venture capital, finance and sales experience. For the last 14 years, he has focused on the anti-aging/wellness sector. He has started numerous successful enterprises in the regenerative medical space which have required multiple levels of expertise in business development and strategic planning, as well as capital formation and executive management. Mr. Lipkins is passionate about promoting anti-aging, healthy lifestyle and bringing cutting edge regenerative medicine to the critical masses domestically and internationally. He has taken companies from incubation to revenues to setting up for sale or other liquidity events.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file any financial statements required by this Item not later than 71 days after closing the Exchange Agreement.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after closing the Exchange Agreement.

(d) Exhibits.

Exhibit No.	Description
2.1*	Share Exchange Agreement, dated February 20, 2024 (incorporated by reference to Current Report on Form 8-K filed on February 20, 2024)
2.2*	Amendment to Share Exchange Agreement, dated March 7, 2024 (incorporated by reference to Current Report on Form 8-K filed on February 20, 2024)
10.1*	Conveyance Agreement, dated March 14, 2024
10.2*	Amendment to Share Exchange Agreement, dated March 18, 2024
10.3*	Securities Purchase Agreement, dated March 14, 2024
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

* Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESONATE BLENDS, INC.

/s/ James Morrison
James Morrison
President
Date: April 16, 2024